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Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President—Corporate Relations (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

TDS BOARD OF DIRECTORS UNANIMOUSLY APPROVES
STOCK DIVIDEND OF SPECIAL COMMON SHARES
Dividend subject to shareholder approval of increased number of authorized Special Common Shares

CHICAGO—Feb. 18, 2005—Telephone and Data Systems, Inc.'s [AMEX: TDS] Board of Directors has unanimously approved a distribution of one Special Common Share in the form of a stock dividend for each outstanding Common Share and Series A Common Share of TDS. The stock dividend is subject to shareholder approval of an amendment to the Restated Certificate of Incorporation of TDS that would increase the authorized number of Special Common Shares from 20 million to 165 million. TDS shareholders of record on Feb. 28, 2005 will vote to approve the increased authorization of Special Common Shares at a special meeting of TDS shareholders scheduled for April 11, 2005 in Chicago. A preliminary proxy statement will be filed with the Securities and Exchange Commission on or about Feb. 18, 2005. The formal meeting notice and definitive proxy statement are expected to be mailed to TDS shareholders in March 2005.

        Special Common Shares represent shares of common stock of TDS, which are substantially identical in rights, powers and limitations to the Common Shares, except that, unless required by law, the Special Common Shares are not voted in matters other than the election of certain directors.

        The distribution of Special Common Shares is expected to take place on May 13, 2005 to shareholders of record on April 29, 2005, subject to TDS shareholder approval and certain conditions. This distribution is intended to be tax-free to TDS shareholders. TDS will file an application with the American Stock Exchange to list the Special Common Shares on that exchange under a listing symbol to be determined.

        The new Special Common Shares will have several purposes. The shares would provide TDS with greater strategic and financial flexibility and a more flexible capital structure. Additionally, the Special Common Shares would help to facilitate acquisitions and raise funds in the capital markets. The shares will be conditioned in the market place for several months as investors react to the distribution of the stock dividend and may choose to realign their holdings based upon their investment objectives.

        Subject to approval of the Special Common Share Proposal, distribution of the Special Common Shares and certain other conditions, TDS may at some point in the future make an offer to issue Special Common Shares in exchange for all of the Common Shares of United States Cellular Corporation [AMEX: USM] that are not owned by TDS. TDS currently owns approximately 82 percent of U.S. Cellular common stock. The purpose of any such offer from TDS would be to cause U.S. Cellular to become a wholly-owned subsidiary of TDS.

        TDS has set no time frame for any possible U.S. Cellular transaction and there are no assurances that a transaction will occur. TDS could choose to take action at any time, or not to take action, depending on the circumstances at the time. The occurrence of any such transaction is dependent upon the trading price of the U.S. Cellular Common Shares, the trading price of the TDS Special Common Shares, market conditions and other factors, including whether any possible transaction would be likely to be disruptive to U.S. Cellular's operations.

        Citigroup Global Markets Inc. is acting as financial advisor to TDS in connection with the Special Common Share proposal and any possible U.S. Cellular transaction.

        Additionally, TDS announces that it will hold its Annual Meeting of Shareholders on May 5, 2005 in Chicago. The record date for the Annual Meeting is March 24, 2005.

        Telephone and Data Systems, Inc., a FORTUNE 500 company, is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless and wireline service. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. As of Dec. 31, 2004, the company employed approximately 11,500 people and served nearly 6.1 million customers/units in 36 states. For more information, visit www.teldta.com.

IMPORTANT INFORMATION: Additional information relating to the Special Common Share Proposal to be submitted to TDS shareholders is included in TDS's preliminary proxy statement, to be filed with the Securities and Exchange Commission (SEC), and will be included in TDS's definitive proxy statement when it becomes available. The description of the possible offer for U.S. Cellular Common Shares is neither an offer to purchase nor a solicitation of an offer to sell any securities. If and when TDS takes action with respect to a possible transaction involving U.S. Cellular, TDS will file appropriate documents with the SEC with respect thereto. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such documents without charge if and when they become available at the SEC's web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filing page. TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders in connection with the Special Common Share Proposal. Information regarding the security ownership and other interests of TDS's executive officers and directors will be included in the definitive proxy statement.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of USM to launch the operations of the licensed areas involved in the AT&T Wireless transaction completed in August 2003; the ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which TDS and U.S. Cellular operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; the impact of local number portability; changes to access and pricing of unbundled network elements; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly service revenue per unit, churn rates, roaming rates and the mix of products and services offered in TDS and U.S. Cellular markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com	TDS Metrocom: www.tdsmetro.com

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TDS BOARD OF DIRECTORS UNANIMOUSLY APPROVES STOCK DIVIDEND OF SPECIAL COMMMON SHARES